Exhibit 10.20

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Agreement”) is entered into as of this 30th day of November, 2016, by and between Robert Sheft (“Sheft”), Robert Sheft 2012 Trust (“Sheft Trust”), Zalik Family Dynasty Trust I, LLC (“Zalik” and, together with Sheft and Sheft Trust, the “Buyers”), and GreenSky, LLC (f/k/a GreenSky Trade Credit, LLC), a Georgia limited liability company, with its principal place of business at 5565 Glenridge Connector, Suite 700, Atlanta, Georgia 30342 (the “Seller”).

WHEREAS, Buyers desire to purchase from Seller, and Seller desires to sell to Buyers, Seller’s rights in the Loans identified herein (including, without limitation, the receivables and all other rights to payments of any kind in respect of the Loans (collectively, the “Receivables”)), with Sheft acquiring an 18% undivided interest in the Receivables, Sheft Trust acquiring a 32% undivided interest in the Receivables, and Zalik acquiring a 50% undivided interest in the Receivables, subject to the terms and conditions set forth herein;

WHEREAS, contemporaneous with the execution of this Agreement, Buyers and Seller are entering into that certain Servicing Agreement, in form and substance mutually agreeable to Buyers and Seller (the “Servicing Agreement”), with respect to Seller’s servicing of the Receivables under loan programs administered by Seller (in such capacity, “Servicer”) at all times (except as provided in the Servicing Agreement);

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and the Buyers hereby agree as follows:

1. Definitions. Capitalized terms shall be defined as set forth in this Agreement, including in Appendix A to this Agreement, or any other referenced agreement between the parties as may be applicable.

2. Agreement to Purchase and Sell. Subject to and in accordance with the terms and conditions of this Agreement, the Seller agrees to sell, assign, transfer and convey to the Buyers, and the Buyers agree to purchase and accept from the Seller, all of Seller’s rights, title and interests in and to the Loans described on Appendix B attached hereto, including, without limitation, the Receivables, all present and future claims, demands, causes of action and choses in action in respect of any or all or of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all cash proceeds, accounts, accounts receivable, notes, drafts, instruments, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property that at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Purchased Assets”), with Sheft acquiring a 18% undivided interest in the Purchased Assets, Sheft Trust acquiring a 32% undivided interest in the Purchased Assets, and Zalik acquiring a 50% undivided interest in the Purchased Assets (such percentage with respect to Sheft, Sheft Trust, or Zalik, as applicable, the “Percentage Interest”).

3. Payment of Purchase Price; Closing. The closing shall occur on the Closing Date, upon satisfaction of all closing conditions set forth in this Agreement and receipt by Buyers of all required Closing Documents.

3.1. Payment of Purchase Price. On the Closing Date hereof, upon satisfaction of the conditions precedent set forth herein, including the delivery of the Bill of Sale with respect to the Purchased Assets, the Buyers, in proportion to their respective Percentage Interests, shall pay to the Seller by wire transfer in immediately available funds, the amount of the Purchase Price.

3.2. Conveyance. Subject to and in accordance with the provisions of this Agreement, on the Closing Date, the Seller shall assign, transfer, set over, sell and otherwise convey to the Buyers, and the Buyers shall purchase and acquire, all of the Seller’s rights, title and interests in and to the Purchased Assets, in accordance with their respective Percentage Interests.

3.3. Taxes, Fees, Etc. The Seller shall pay all transfer, filing and recording fees, taxes, costs and expenses, and any applicable documentary taxes, required to be paid by either the Seller or the Buyers in connection with the transactions contemplated hereby, and hereby agrees to indemnify and hold the Buyers harmless from and against any and all claims, liability, costs and expenses arising out of or in connection with the failure of the Seller to pay any such amount on a timely basis. This Section 3.3 shall not require the Seller to pay any taxes, costs or expenses related to a Buyer’s income tax obligations occasioned solely by such Buyer’s purchase of the Purchased Assets.

3.4. Payments Subsequent to the Closing Date. From time to time after the Closing Date the Seller shall pay to the Buyers, in accordance with their respective Percentage Interests, by wire transfer promptly after receipt thereof, any amount of any Collections received by the Seller on or after the Closing Date (to the extent collected in good funds by the Seller) and, until such Collections are so paid to the Buyers, the Seller shall hold the same in trust for the benefit of the Buyers.

4. Closing Date; Transfer of Purchased Assets; Treatment of Loans.

4.1. Closing Documents. On the Closing Date, the Seller shall deliver to the Buyers: (i) a Bill of Sale in the form attached hereto as Attachment 1, selling, assigning, transferring and conveying to the Buyers good, sufficient and complete title and ownership of the Purchased Assets, together with all of the Seller’s rights, title and interests in and to the Purchased Assets, all on the terms and conditions set forth in this Agreement; (ii) the original Notes, each showing the Seller as the original payee or otherwise showing full chain of title now vested in the Seller as payee, assigned to the Buyers, in accordance with their respective Percentage Interests, by the Seller by a global allonge in the form attached hereto as Attachment 2; (iii) the Loan Documents; (iv) the Review File and the Collateral Documents; and (v) all Records and such other executed assignments, instruments of transfer and other documents as the Buyers may reasonably require in order to complete the transactions contemplated under this Agreement (all such items identified in (i) – (v) above, collectively, the “Closing Documents”). The assignments shall be without recourse as to repayment of the Loans; provided, however, notwithstanding anything to the contrary in this Agreement or otherwise, that such qualifying language on the assignments shall not affect, limit, diminish or enlarge the obligations of the Seller, or the rights, remedies and recourse of the Buyers, under the provisions of this Agreement.

4.2. Delivery of Closing Documents. On the Closing Date, the Seller shall deliver the Closing Documents to the Buyers, it being acknowledged that delivery shall be satisfied by Servicer retaining and holding the Closing Documents on behalf of Buyers.

4.3. Treatment of Loans. The Buyers and the Seller hereby agree that, with respect to the Loans, (a) for purposes of the Servicing Agreement, the Loans shall be deemed to be Loans under the Servicing Agreement and to have been, and shall be treated as if, the Loans have been serviced at all times under the Servicing Agreement, and all terms and provisions of the Servicing Agreement shall

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apply with respect to each Loan, except the Performance Fee (as defined in the Servicing Agreement) shall only apply prospectively commencing upon the closing of the transactions contemplated by this Agreement, and (b) the Seller, as Servicer, will transfer to the Portfolio Escrow Account (as defined in the Servicing Agreement) an amount equal to 4.5% of the Purchase Price no later than the sixth (6th) business day of the month following the Closing Date.

4.4. Delivery of Servicing Agreement. On the Closing Date, the Seller and the Buyers shall execute and deliver the Servicing Agreement.

5. Representations, Warranties and Agreements of the Buyers. The Buyers hereby represent, warrant and agree as follows:

5.1. Organization, Existence, Etc. Zalik is duly formed, organized or chartered, validly existing and in good standing (or the jurisdictional equivalent thereof) under the laws of the jurisdiction of its formation, organization or charter, and is registered or qualified to conduct business in all other jurisdictions in which the failure to be so registered or qualified would materially and adversely affect the ability of Zalik to perform its obligations hereunder.

5.2. Authority and Enforceability, Etc. Each Buyer has the capacity, power and authority to execute, deliver and perform each of the Sale Documents to which it is a party and has taken all necessary action to authorize such execution, delivery and performance. Each Buyer’s execution of this Agreement and its performance of its obligations hereunder are not subject to any further approval, vote or contingency from any person or committee. Assuming due authorization, execution and delivery by the Seller, the Sale Documents and all obligations of the Buyers thereunder are the legal, valid and binding obligations of the Buyers, enforceable in accordance with the terms of the Sale Documents, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3. Conflict with Existing Laws or Contracts. The execution and delivery of the Sale Documents and the performance by each Buyer of its obligations thereunder will not conflict with or result in a breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of formation of such Buyer (if applicable), or any indenture, agreement, mortgage, deed of trust or other instrument to which such Buyer is a party or which it is bound, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or violation any law, regulation, judgment, order, decree, writ, injunction, contract, agreement or instrument to which such Buyer is subject, or of any order, rule or regulation applicable to such Buyer of any court or of any Governmental Authority having jurisdiction over such Buyer or any of its properties that would materially and adversely affect the performance by such Buyer of its obligations under, or the validity and enforceability of, this Agreement; and such Buyer has obtained any consent, approval, authorization or order of any court or Governmental Authority required for the execution, delivery and performance by such Buyer of the Sale Documents.

5.4. Brokers. No broker or other third party entitled to a commission is involved in connection with this transaction.

5.5. Legal Action Against the Buyers. There is no action, suit, investigation or proceeding of which any Buyer has received actual or constructive notice pending or threatened against such Buyer in any court or by or before any Governmental Authority (i) asserting the invalidity of this

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Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling, which might materially affect the ability of such Buyer to carry out the transactions contemplated by the Sale Documents and its obligations thereunder, or the validity or enforceability of this Agreement.

6. Representations, Warranties Covenants and Agreements of the Seller. The sale of the Purchased Assets is made without recourse against the Seller, or representation or warranty by the Seller, whether expressed, implied or imposed by law, of any kind or nature, except as provided in this Agreement. The Seller has not, does not and will not make any representations or warranties with respect to the collectability of any Receivable except as otherwise provided herein. However, Seller understands, acknowledges and agrees that such sale shall be made pursuant to and in reliance by the Buyers on the representations and warranties of the Seller as set forth in this Section 6 and otherwise as set forth in this Agreement and/or in the Sale Documents, which such representations and warranties shall be controlling in the event of any conflict.

6.1. Representations, Warranties, Covenants and Agreements of the Seller. The Seller hereby represents, warrants and agrees as follows:

(a) Organization, Existence, Etc. The Seller is duly formed, organized or chartered, validly existing and in good standing (or the jurisdictional equivalent thereof) under the laws of the jurisdiction of its formation, organization or charter, and is registered or qualified to conduct business in all other jurisdictions in which the failure to be so registered or qualified would materially and adversely affect the ability of Seller to perform its obligations hereunder.

(b) Authority, Enforceability, Etc. The Seller has the power and authority to execute, deliver and perform each of the Sale Documents to which it is a party and has taken all necessary action to authorize such execution, delivery and performance. The Seller had at all relevant times, and now has, power, authority and legal right to acquire and own the Purchased Assets and service the Receivables, and the Seller has the power and authority to sell and assign the Purchased Assets to the Buyers and has duly authorized such sale and assignment to the Buyers by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action. Assuming due authorization, execution and delivery by the Buyers, the Sale Documents and all the obligations of the Seller thereunder are the legal, valid and binding obligations of the Seller enforceable in accordance with the terms of the Sale Documents, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) Conflict with Existing Laws or Contracts. The execution and delivery of the Sale Documents and the performance by the Seller of its obligations thereunder will not conflict with or be or result in a breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of formation of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or violate any law, regulation, judgment, order, decree, writ, injunction, contract, agreement or instrument to which the Seller is subject, or of any order, rule or regulation applicable to the Seller of any court or of any Governmental Authority having jurisdiction over the Seller or any of its properties that would materially and adversely affect the performance by the Seller of its obligations under, or the validity

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and enforceability of, this Agreement; and the Seller has obtained any consent, approval, authorization or order of any court or Governmental Authority required for the execution, delivery and performance by the Seller of the Sale Documents.

(d) Legal Action against the Seller. There is no action, suit, investigation or proceeding of which the Seller has received actual or constructive notice pending or threatened against the Seller in any court or by or before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling, which might materially affect the ability of the Seller to carry out the transactions contemplated by the Sale Documents and its obligations thereunder, or the validity or enforceability of this Agreement.

6.2. Representations and Warranties of the Seller relating to the Purchased Assets and the Loans. Except as otherwise specifically disclosed to the Buyers in writing, the Seller hereby represents and warrants that, as to the Loans, collectively, and as to each of the Loans, individually (as applicable), the following representations and warranties are true and correct as of the date hereof and as of the Closing Date:

(a) Eligible Loans. Each Loan is an Eligible Loan.

(b) Title to the Purchased Assets. The Seller has good title to and is the sole owner and holder of the Purchased Assets, free and clear of any liens, claims, encumbrances or other charges whatsoever. The Purchased Assets are freely transferable by the Seller and the Seller has full right to sell and assign the Purchased Assets.

(c) No Other Documents. The Seller is not a party to, or bound by, any document or agreement that could affect the transfer of the Purchased Assets or the consummation of the transactions contemplated in this Agreement.

(d) Certain Schedule Information. Set forth on Appendix B hereto is a list, as of the date hereof, of all Loans, including the name of the Obligor, principal amount of such Loan, the amount of accrued interest, fees and principal due thereunder, amounts paid by the Obligor with respect to the Loan and such other information as is provided therein. The Seller shall update all such information as of the close of business on the day immediately preceding Closing.

(e) Loan Documents. The Seller has complied with, and has performed, all obligations required to be complied with or performed by it under the Loan Documents and Applicable Law, and the Seller has not breached any of its representations, warranties, obligations, agreements or covenants under any of the Loan Documents.

(f) Payments not Void. The Seller has not received any written, oral or constructive notice, and is not aware, that: (i) any Collection or other transfer made to or for the account of the Seller under the Loan is or may be void or voidable as an actual or constructive fraudulent transfer or as a preferential transfer; or (ii) any Loan or any portion of it, is void, voidable, unenforceable or subject to any impairment or defenses.

(g) No Default under Loan Documents. To the Seller’s knowledge, other than as set forth on Appendix B, each Obligor under the Loan Documents has complied with, and has performed in timely manner, all of its respective obligations required to be complied with or performed by it under

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the Loan Documents, and no such Obligor has breached any of its representations, warranties, obligations, agreements or covenants under any of the Loan Documents.

(h) Review File. The Review File includes all documents in the possession of the Seller, or copies thereof, relating to each Loan (other than Excluded Information).

(i) No Modification. Except by written instrument or other written documentation contained in the Review File, the Seller has not modified the applicable loan agreement or Note(s) or satisfied, canceled or subordinated the Note(s) in whole or in part or executed any instrument of release, cancellation or satisfaction with respect thereto. The loan agreements and Note(s) and any documents modifying their terms included in the Review File are true and correct copies of the documents they purport to be and have not been superseded, amended, modified, canceled or otherwise changed except as disclosed in the Review File.

(j) Enforceability. Each document in the Review Files relating to the Loans is the legal, valid and binding obligation of the applicable Obligor, enforceable in accordance with its terms except to the extent such enforcement may be subject to or limited by: (i) any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws; (ii) legal or equitable principles relating to or affecting creditors’ rights generally; (iii) applicable state anti-deficiency legislation; (iv) the effect of other laws and interpretations thereof and court decisions that may modify or delay certain remedies provided in such documents; or (v) certain covenants in such documents that may not be enforceable, but the unenforceability of any particular provision or provisions will not materially affect the ability of the holder thereof to realize the intended benefits of such document..

(k) Disbursement of Loan Proceeds. The Obligors do not have the right to disbursement of additional loan proceeds or future advances with respect to the Loans except as may be expressly provided therein.

(l) Legal Compliance. The origination and servicing of each Loan has been in compliance in all material respects with all applicable laws, rules and regulations applicable to the originator and the servicer of each Loan, and each of the Loans comply with all applicable laws, rules and regulations applicable to the originator and servicer of each Loan, including but not limited to any applicable usury laws. The Obligors with respect to each Loan have been reviewed by the Seller against the list of Specially Designated Nationals and Blocked Persons (the “SDN List”) administered by the Office of Foreign Assets Control (“OFAC”), and Seller has confirmed and does hereby confirm that no Obligors appear on the SDN List. All requirements of applicable federal, state and local laws, and regulations thereunder, which are and/or have been applicable to the Seller, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”, the Servicemembers Civil Relief Act, the consumer credit code of any State, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws, in respect of each such Loan, have been complied with in all material respects, and each such Loan complied at the time it was originated or made and now complies in all material respects with all legal requirements of the jurisdiction in which it was originated or made as to the originator who originated each Loan and to the servicer.

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(m) Defenses; Offsets. There are no valid rights of offset or rescission nor any valid defense or counterclaim relating to any Loan and the Seller has no knowledge of any such rights being asserted.

(n) Bankruptcy of the Obligor. No Obligor is a debtor in a bankruptcy or any similar state or federal insolvency proceeding.

(o) Litigation. To the best of the Seller’s knowledge, there is no litigation, proceeding or governmental investigation pending or threatened, or any order, injunction or decree outstanding, existing, threatened or relating to the Loans.

(p) Servicing of the Loans. Prior to the Closing Date, and from the time of origination of each Loan, the Loans were serviced by the Seller and by no other party.

6.3. Disclaimer. Except with respect to the representations, warranties, covenants and agreements of the Seller set forth herein, each Buyer acknowledges that such Buyer has been given an opportunity to undertake its own investigation of the Loans and the related Review Files and, while such Buyer is relying on its own investigation of the Loan and the related Review Files, it is also relying on information provided or to be provided by the Seller, as well as the representations, warranties, covenants and agreements of the Seller, each as described and/or contained in this Agreement and the Sale Documents. THE SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW RELATING TO THE LOANS, THE PURCHASED ASSETS OR ANY OF THEM, EXCEPT AS SPECIFICALLY SET FORTH HEREIN OR IN THE OTHER SALE DOCUMENTS EXECUTED BY THE SELLER IN CONNECTION HEREWITH.

6.4. Survival of Representations and Warranties. The representations and warranties in this Section 6 shall survive the Closing Date for a period of one (1) year.

7. Defaults; Indemnification.

7.1. Indemnification by the Seller. Subject to Section 7.3, the Seller shall indemnify, defend and hold the Buyers and their respective predecessors, successors, assigns, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, parent corporations, subsidiaries and affiliates harmless from and against any and all claims, liabilities, damages, expenses or obligations (including reasonable attorney’s fees) incurred or reasonably anticipated by any such Persons in connection with: (a) any breach by the Seller of any representation, warranty, agreement or covenant contained herein; (b) any claim by an Obligor or other Person regarding or related to the origination, servicing, administration or enforcement of the Loans by the Seller; or (c) any other claim, cause of action, or liability relative to or arising out of any Loans related to any action or inaction of the Seller.

7.2. Indemnification by the Buyers. The Buyers, severally in accordance with their respective Percentage Interests, shall indemnify, defend and hold the Seller and its predecessors, successors, assigns, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, parent corporations, subsidiaries and affiliates harmless from and against any and all claims, liabilities, damages, expenses or obligations (including reasonable attorney’s fees) incurred or reasonably anticipated by any such Persons in connection with (a) any breach by a Buyer of any representation, warranty, agreement or covenant contained herein; or (b) the Loans arising as a sole

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and direct result of a Buyer’s actions or inaction with respect to the Loans occurring after the Closing Date, except should the same arise from or relate to: (i) the Seller’s or any other Person’s (other than a Buyer’s or its Affiliate’s) direct or indirect actions or inaction in connection with the Loans; or (ii) the Seller’s or any other Person’s (other than a Buyer’s or its Affiliate’s) gross negligence or willful misconduct.

8. Miscellaneous.

8.1. Notice to Obligor. At Buyers’ request, the Buyers and the Seller, through Servicer, shall promptly give notice of the transfer of the Purchased Assets to the Obligors by first class U.S. Mail, or in such other manner if and as is provided for in the Loan Documents. In the case of multiple Obligors on the same Loan, notice to the primary Obligor, where such is readily ascertainable, is sufficient if it meets the requirements of applicable law. The Buyers shall be provided with the opportunity to review and approve the Seller’s communication prior to it being sent to the Obligors, or the parties may agree to send a mutually agreeable joint communication.

8.2. Further Assurances. Each party agrees, upon the reasonable request of the other party, at any time and from time to time, promptly to execute and deliver all such further documents, agreements and instruments, and promptly to take and forebear from all such action, as may be reasonably necessary or appropriate in order to implement the sale, assignment, transfer and conveyance of the Purchased Assets to the Buyers and to otherwise confirm and carry out the provisions of this Agreement.

8.3. Intended Characterization: Grant of Security Interest. It is the intention of the parties hereto that each transfer of a Purchased Asset to be made hereunder shall constitute a purchase and sale and not a loan. In the event, however, that a court of competent jurisdiction were to hold that the transaction evidenced hereby constitutes a loan and not a purchase and sale, or a Governmental Authority determines that the Buyers may not purchase or acquire the Purchased Assets, it is the intention of the parties hereto that this Agreement shall constitute a security agreement and that the Seller shall be deemed to have granted to the Buyers as of the date hereof a first priority security interest in all of the Seller’s right, title and interest in, to and under each Purchased Asset and all proceeds thereof, in accordance with their respective Percentage Interests.

8.4. Notices. All notices or deliveries required or permitted hereunder shall be in writing and delivered personally or by facsimile or generally recognized overnight delivery service, and shall be deemed given: (i) when delivered, if delivered personally or by facsimile (with reasonable evidence of transmission); or (ii) on the following Business Day, if sent by generally recognized overnight delivery service; in each case to the Seller or to the Buyers, as the case may be, at the applicable address set forth below or to such other address as either party may hereafter designate by notice given in compliance with this Section 8.4 to the other party:

SELLER:	GreenSky, LLC
5565 Glenridge Connector, Suite 700
Atlanta, Georgia 30342
Attention: David Zalik
Email: david.zalik@greenskycredit.com
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With a copy to:	GreenSky, LLC
5565 Glenridge Connector, Suite 700
Atlanta, Georgia 30342
Attention: Steve Fox
Email: steve.fox@greenskycredit.com

With a copy to:	Troutman Sanders LLP
600 Peachtree Street NE, Suite 5200
Atlanta, Georgia 30308
Attention: W. Brinkley Dickerson, Jr.
Email: brink.dickerson@troutmansanders.com

SHEFT:	Robert Sheft
## #### #### ##### Road, NW
Residence ####
Atlanta, GA 30305
Attention: Robert Sheft
Email: rsheft@trusthss.com

SHEFT TRUST	Robert Sheft 2012 Trust
## #### ##### ##### Road, NW
Residence ####
Atlanta, GA 30305
Attention: Hope Sheft and Richard Sheft, Trustees

ZALIK:	Zalik Family Dynasty Trust I, LLC
## ##### ##### Road, NW
Atlanta, GA 30327
Attention: Helen Zalik

8.5. Severability. Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision hereof is unlawful, invalid, or unenforceable for any reason whatsoever, and such illegality, invalidity, or unenforceability does not affect the remaining parts of this Agreement, then all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the invalid or unenforceable part had not been included.

8.6. Construction. Unless the context otherwise requires, singular nouns and pronouns (including defined terms), when used herein, shall be deemed to include the plural and vice versa, and impersonal pronouns shall be deemed to include the personal pronoun of the appropriate gender.

8.7. Assignment. This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, including any attachments hereto, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their respective successors and assigns. Notwithstanding anything herein to the contrary, the Seller shall not assign its rights under this Agreement or under any other Sale Document without the express prior written consent of the Buyers, which shall not be unreasonably withheld. Each Buyer may assign its rights under this Agreement and the other Sale Documents to any party, including but not limited to any affiliate of such Buyer, without such consent. Nothing herein is intended to prevent either Buyer from selling, assigning, conveying, pledging or otherwise hypothecating any or all of such Buyer’s rights in the

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Purchased Assets to any other parties, in its sole discretion and without the necessity of obtaining consent of the Seller or the other Buyer.

8.8. Prior Understandings. This Agreement and the Sale Documents supersede any and all prior discussions and agreements between the Seller and the Buyers with respect to the purchase of the Purchased Assets and other matters contained herein and therein, and this Agreement, the Sale Documents and the Servicing Agreement contain the sole and entire understanding between the parties hereto with respect to the transactions contemplated herein, provided, however, for the avoidance of doubt that the Servicing Agreement shall remain in full force and effect.

8.9. Survival. Subject to Section 6.4, the representations, warranties, covenants and agreements made by the Buyers or the Seller in this Agreement shall survive the Closing Date and shall not merge into the Closing Documents.

8.10. Choice of Law. This Agreement and claims arising out of or in connection herewith shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, and each party consents to jurisdiction in the federal or state courts of Georgia.

8.11. Time of the Essence. Time is of the essence of all provisions of this Agreement.

8.12. Counterparts - Faxed Document. This Agreement may be executed and delivered by the parties in facsimile or PDF format and in any number of separate counterparts, all of which, when delivered, shall together constitute one and the same document.

8.13. Confidentiality. Other than as may be required by law or by any applicable regulatory authority, the Seller and the Buyers agree that they will not, prior to the Closing Date, disclose, reveal, disseminate, publicize or advertise any information received by either party or their respective agents pursuant to such party’s obligations and rights hereunder and any information concerning or arising from the transaction contemplated hereunder which is disclosed by one party, or its agents, to the other party, to any person or entity or use the confidential information for its own account or benefit, other than for the evaluation of the merits of such acquisition.

8.14. Non-Solicitation. For a period of twenty-four (24) months from and after the Closing Date, the Seller shall not (in any capacity) solicit any Obligor for the purpose of engaging in (in each case for its own account or the account of any Person) any refinancing of any Loan or Loans in whole or in part, whether in the form of a loan or otherwise.

8.15. Buyer Representative.

(a) By its execution of this Agreement, Zalik hereby appoints Sheft as his true and lawful agent and attorney-in-fact, to act in the name, place and stead of Zalik with respect to the performance on behalf of Buyers under the terms and provisions of this Agreement, as the same may be amended from time to time, and to do or refrain from doing all such further acts and things, and to execute all such documents, as Sheft shall deem necessary or appropriate in connection with any of the transactions contemplated under this Agreement or the Sale Documents, including, without limitation, the power (i) to take all action necessary to consummate the transactions contemplated hereby and pursuant to the Sale Documents, including the resolution of any disputes hereunder or thereunder and/or settlement of any indemnification claims, (ii) to give and receive all notices required to be given under this Agreement or the Sale Documents, and (iii) to take any and all additional action as is

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contemplated to be taken by or on behalf of Buyers by the terms of this Agreement or the Sale Documents, in each case except as otherwise provided in the Servicing Agreement; provided, however, (i) Zalik shall retain the sole authority to sell, assign, convey, pledge or otherwise hypothecate any or all of Zalik’s rights in the Purchased Assets to any other parties pursuant to Section 8.7, and (ii) this Agreement and the Sale Documents may not be modified or amended without Zalik’s prior written consent. Zalik reserves the right to revoke the foregoing appointment at any time upon written notice to Seller and Sheft.

(b) By Zalik’s execution of this Agreement (unless and until the power of attorney granted in Section 8.15(a) is revoked by Zalik), it is agreed that: (i) Seller shall be entitled to rely conclusively on the instructions and decisions of Sheft as to any actions required or permitted to be taken by Sheft hereunder, and no party hereunder shall have any cause of action against Seller for any action taken by Seller in reliance upon the instructions or decisions of Sheft; (ii) the provisions of this Section 8.15 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable; (iii) remedies available at law for any breach of the provisions of this Section 8.15 are inadequate, and, accordingly, Seller shall be entitled to seek temporary and permanent injunctive relief without the necessity of proving damages if Seller brings an action to enforce the provisions of this Section 8.15; and (iv) the provisions of this Section 8.15 shall be binding upon the executors, heirs, legal representatives, personal representatives, successor trustees and successors of Zalik, and any references in this Section 8.15 to Zalik shall mean and include the successors to the rights of Zalik hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

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IN WITNESS WHEREOF, the Seller and the Buyers have hereunto signed and sealed this instrument as of the day and year first above written.

SELLER:

GREENSKY, LLC

By:	/s/ Robert Partlow
(Signature)

Name:	Robert Partlow
(Print Name)

Title:	CFO

BUYERS:

/s/ Robert Sheft
Robert Sheft

ROBERT SHEFT 2012 TRUST

By:	/s/ Hope G. Sheft
(Signature)

Name:	Hope G. Sheft
(Print Name)

Title:	Trustee

ZALIK FAMILY DYNASTY TRUST I, LLC

By:	/s/ Helen Zalik
(Signature)

Name:	Helen Zalik
(Print Name)

Title:	Manager

APPENDIX A

Definitions

“Agreement” is defined in the preamble hereto.

“Business Day” means any day other than a Saturday, Sunday or national holiday.

“Buyers” is defined in the preamble hereto, and shall also mean and include its successors and assigns.

“Closing” shall mean the closing of the transaction contemplated by this Agreement.

“Closing Date” means the date hereof.

“Closing Documents” is defined in Section 4.1 of this Agreement.

“Collateral Document” means the assignments, guaranties, and other agreements or documents, whether an original or a copy and whether or not similar to those enumerated, evidencing, securing, guarantying or otherwise documenting or giving notice of the Loans and any performance or payment obligations with respect thereto or any document evidencing ownership in any asset that was acquired in connection with a foreclosure or otherwise in connection with the resolution of any of the Loans, and insurance policies insuring the ownership or liens thereof, provided, however, that the term “Collateral Document” shall expressly exclude the Note(s).

“Collections” means all payments, proceeds and/or awards, actually received by the specified holder of the Loans, in cash, including checks which have been reduced to good funds, for current application to the indebtedness of the applicable Obligor under the Loans, whether or not so applied and, if so applied, whether applied to principal, interest, fees, or any other such indebtedness.

“Defaulted Loan” means any Loan that consistent with the Seller’s customary servicing practices has been, should have been or should be written off as uncollectible.

“Eligible Loan” means, at the Closing Date (unless otherwise noted), a Loan:

(a)	Each Obligor of which had the legal capacity to contract as of the date of execution of the Note or other contract relating to such Loan;
(b)	Which is denominated and payable only in U.S. Dollars;
(c)	With respect to which no fraud, concealment, material misrepresentation or gross negligence has taken place in connection with the origination or servicing of the Loan on the part of the Seller, Obligor, servicer or any other Person;
(d)	Which (i) does not require the Obligor to consent to the transfer, sale or assignment of such Loan and (ii) contains customary and enforceable provisions (except as limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and subject to general principles of equity), so as to render the rights and remedies of the holder thereof against the related Obligor adequate for the realization of the benefits provided thereby;
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(e)	Which was generated in the ordinary course of the Seller’s business in accordance with its customary practices and credit policies and was not selected to be included in the Loans using selection procedures adverse to the Buyers;
(f)	Which does not have any payment of principal or interest thereon past due for more than eighty-nine (89) calendar days and is not a Defaulted Loan;
(g)	Which, except for any applicable and documented introductory or promotional period, accrues interest on a Monthly Periodic Interest basis, and provides for substantially equal monthly payments of principal and interest (except for the first and last monthly payments; provided that the last monthly payment is not more than two times the average of the other regularly scheduled monthly payments) that fully amortizes the amount financed by the maturity date at the annual percentage rate as stated in the applicable Note or loan agreement;
(h)	Which requires the Obligor to obtain physical damage and/or hazard insurance covering the collateral (if and as applicable);
(i)	With respect to which, if, as and to the extent applicable, (i) none of the related collateral has been repossessed, (ii) the Seller has been granted in the applicable Loan Documents a first priority security interest in the related collateral; (iii) the Seller possesses a valid security interest in the related collateral; and (iv) the Loan Agreement permit Buyers to make all filings (including UCC filings) that are necessary to give Buyers a perfected security interest in the related collateral;
(j)	With respect to which the related Obligor has not suffered a bankruptcy event (or, if a bankruptcy event has occurred, the related Obligor has specifically reaffirmed in and through the bankruptcy proceeding his or her obligations related to the Loan);
(k)	Which has not been subordinated, rescinded or released from its lien in whole or in part (if applicable) and has not been waived, altered, or modified in any respects, except by instruments identified in the related Records;
(l)	Which is not a loan to the federal or any State or local government or any governmental agency; and
(m)	Which does not provide for the substitution or exchange of any collateral (as applicable).

“Excluded Information” means information or documentation excluded from the Review File or redacted from documents left in the Review File relating only to attorney-client correspondence or other attorney-privileged information from attorneys or prepared in anticipation of litigation.

“Governmental Authority” shall mean any government or any agency, regulatory authority, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

“Loans” means, collectively, the loan obligations and debts described on Appendix B attached to this Agreement and evidenced by the Notes, which includes: (i) the Notes; (ii) all rights to Collections and all of Seller’s other rights, title and interests in and to the Loans and Notes, specifically including, all accrued interest and late charges; (iii) each Collateral Document; (iv) all rights, title, interests, powers, liens or security interests of the Seller in, to or under each Collateral Document; (v) all Collections received by the Seller on or after the Closing Date and then or thereafter actually collected in good funds; (vi) any right, claim or cause of action, and any liability or counterclaim associated therewith, arising out of or in connection with litigation pending, if any; (vii) any judgment or execution based upon the Notes or any Collateral Document, to the extent attributable thereto, and any lien arising from any such

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judgment or execution; and (viii) all other documents held by the Seller contained in the Review Files with respect to the Loans.

“Loan Documents” means all documents, agreements, correspondence, notices and other matters evidencing, relating to or arising out of the Loans, including without limitation, all Notes, Loan agreements, Collateral Documents, Review Files, and court pleadings relating to Loans.

“Notes” means, collectively, each promissory note, loan agreement or other instrument evidencing the indebtedness listed on Appendix B attached hereto, including, without limitation, all modifications, restructurings, extensions, consolidations, replacements and amendments of the same and including all promissory notes made payable by the applicable Obligor identified on Appendix B to the Seller that were renewed or refinanced.

“Obligor” means the borrower of a specific loan and the maker and co-maker of the Notes and any guarantor, surety or other primary, secondary or other party obligated with respect to the Loan or any performance or payment obligation in connection therewith.

“Person” means an individual, partnership, corporation, limited liability company, trust, association, joint venture, Governmental Authority or other entity of any kind.

“Purchase Price” means Nineteen Million, Nine Hundred Eighty-Nine Thousand, Nine Hundred Ninety-Six and 00/100 ($19,989,996.00), which amount is equal to 100% of the principal amount outstanding on the Loans as of the close of business the day preceding the Closing Date plus all accrued but uncollected interest and fees applied to the Loans as of the close of business the day preceding the Closing Date.

“Purchased Assets” is defined in Section 2 of this Agreement.

“Receivables” is defined in the recitals of this Agreement.

“Record” means, for any Loan, all contacts, books, records and other documents or information (including tapes electronic or otherwise and disks, to the extent legally transferable) relating to such Loan and held by or on behalf of the Seller, which shall include the Loan contract, the credit application fully executed by the Obligor, and any and all other documents that the Seller (or its designee) shall have kept on file in accordance with its customary procedures relating to a Loan.

“Review File” means all instruments and documents in the files of the Seller pertaining to the Loans, including, without limitation, the Notes and any Collateral Documents and any loan summaries prepared by the Seller, but excluding any Excluded Information.

“Sale Documents” means, collectively, this Agreement, all attachments hereto and all other instruments, agreements, certificates and other documents at any time executed and delivered by or on behalf of the Seller and/or the Buyers in connection with the consummation of the transactions contemplated by this Agreement, including the Servicing Agreement.

“Seller” is defined in the preamble hereto and shall also mean and include its successors and assigns.

“Servicer” is defined in the recitals of this Agreement.

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“Servicing Agreement” is defined in the recitals of this Agreement.

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ATTACHMENT 1

Form of Bill of Sale

BILL OF SALE

This Bill of Sale is executed and delivered by GreenSky, LLC (f/k/a GreenSky Trade Credit, LLC), a Georgia limited liability company, located in Atlanta, Georgia (the “Seller”), to Robert Sheft (“Sheft”), Robert Sheft 2012 Trust (“Sheft Trust”), and Zalik Family Dynasty Trust I, LLC (“Zalik” and, together with Sheft, the “Buyers”), pursuant to the Purchase and Sale Agreement dated as of November 30th, 2016 (the “Purchase and Sale Agreement”) by and between the Seller and the Buyers. All of the terms and provisions of the Purchase and Sale Agreement are incorporated into this Bill of Sale by reference as if set forth in their entirety herein.

For and in consideration of the payment by Buyers to Seller of the Purchase Price (as defined in the Purchase and Sale Agreement) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller hereby sells, conveys, assigns, transfers and sets over to Sheft an 18% undivided interest in all of the Seller’s right, title and interest in and to the Purchased Assets, to Sheft Trust a 32% undivided interest in all of the Seller’s right, title and interest in and to the Purchased Assets and to Zalik a 50% undivided interest in all of the Seller’s right, title and interest in and to the Purchased Assets (such percentage with respect to Sheft, Sheft Trust, or Zalik, as applicable, the “Percentage Interest”).

The Seller hereby warrants to the Buyers that there is hereby conveyed to the Buyers, in accordance with their respective Percentage Interests, good and marketable title to the Purchased Assets, free and clear of any liens, encumbrances or charges whatsoever.

THIS BILL OF SALE IS EXECUTED WITHOUT RECOURSE AND WITHOUT REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESSED, IMPLIED OR IMPOSED BY LAW, EXCEPT AS PROVIDED IN THE PURCHASE AND SALE AGREEMENT.

In the event that any provision of this Bill of Sale is construed to conflict with a provision in the Purchase and Sale Agreement, the provision in the Purchase and Sale Agreement shall be deemed to be controlling.

EXECUTED as of this 30th day of November, 2016.

SELLER:

GREENSKY, LLC

By:
(Signature)

Name:
(Print Name)

Title:

ATTACHMENT 2

Form of Allonge

Allonge

Reference is made to the promissory notes (“Notes”) described on Exhibit A attached hereto, which Notes are currently payable to the order of GreenSky, LLC (f/k/a GreenSky Trade Credit, LLC). It is intended that this Allonge be attached to and made a permanent part of the Notes.

Pay 18% to the order of Robert Sheft, 32% to the order of Robert Sheft 2012 Trust, and 50% to the order of Zalik Family Dynasty Trust I, LLC, without recourse except as otherwise contained in the Purchase and Sale Agreement, dated November __, 2016, by and between Robert Sheft, Robert Sheft 2012 Trust, and Zalik Family Dynasty Trust I, LLC and GreenSky, LLC.

Executed as of this 30th day of November, 2016.

GREENSKY, LLC

By:
(Signature)

Name:
(Print Name)

Title: